As filed with the Securities and Exchange Commission on September 30, 2005

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-1356520 (I.R.S. Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma (Address of Principal Executive Offices)	74135 (Zip Code)

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN
(Full title of the plan)

Steven B. Hildebrand Senior Executive Vice President and Chief Financial Officer 5330 East 31st Street Tulsa, Oklahoma 74l35 (918) 669-2288	Stephen W. Ray, Esq. Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. 320 South Boston, Suite 400 Tulsa, Oklahoma 74103 (918) 594-0415

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	795,000 shares	$33.485 (1)	$26,620,575 (1)	$3,133.24

____________________

(1)

Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on September 26, 2005.

GENERAL INSTRUCTIONS

Pursuant to General Instruction E. of Form S-8, the registrant hereby incorporates by reference into this Registration Statement the contents of (i) Registration Statement No. 333-79603 of Dollar Thrifty Automotive Group, Inc. (the “Company”) filed May 28, 1999, and (ii) Registration Statement No. 333-50800 of the Company filed November 28, 2000.

This Registration Statement is being filed by the registrant to add 795,000 shares of the Company’s common stock, par value $.01 per share, to the Company’s Amended and Restated Long-Term Incentive Plan and Director Equity Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

Exhibit No.	Description
3.1

Certificate of Incorporation of the Company, filed as the same numbered exhibit with the Company’s Registration Statement on Form S-1, as amended, Registration No. 333-39661, which became effective December 16, 1997*

5.3	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. regarding the legality of the Common Stock being registered**
10.54

Amended and Restated Long-Term Incentive Plan and Director Equity Plan (as amended and restated effective March 23, 2005 and adopted by shareholders on May 20, 2005), filed as the same numbered exhibit with the Company’s Form 8-K filed May 25, 2005*

15.18	Letter from Deloitte & Touche LLP regarding interim financial information**
23.25	Consent of Deloitte & Touche LLP**
23.26	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.3)**

___________________________

*Incorporated by reference

**Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on September 29, 2005.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By: /s/ GARY L. PAXTON

Name: Gary L. Paxton

Title: President and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ GARY L. PAXTON Gary L. Paxton	Chief Executive Officer President and Director	September 29, 2005

/s/ STEVEN B. HILDEBRAND Steven B. Hildebrand	Senior Executive Vice President Principal Financial Officer Principal Accounting Officer and Chief Financial Officer	September 29, 2005
/s/ THOMAS P. CAPO Thomas P. Capo	Chairman of the Board and Director	September 29, 2005

/s/ MOLLY SHI BOREN Molly Shi Boren	Director	September 29, 2005

/s/ MARYANN N. KELLER Maryann N. Keller	Director	September 29, 2005

/s/ EDWARD C. LUMLEY Edward C. Lumley	Director	September 29, 2005

/s/ JOHN C. POPE John C. Pope	Director	September 29, 2005

/s/ JOHN P. TIERNEY John P. Tierney	Director	September 29, 2005

/s/ EDWARD L. WAX Edward L. Wax	Director	September 29, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
5.3	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. regarding the legality of the Common Stock being registered
15.18	Letter from Deloitte & Touche LLP regarding interim financial information
23.25	Consent of Deloitte & Touche LLP
23.26	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.3)